Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2023 Option Plan of Can-Fite BioPharma Ltd. of our report dated March 28, 2024, with respect to the consolidated financial statements of Can-Fite BioPharma Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
April 5, 2024	A Member of EY Global